                                                                       Exhibit 4
                               [FACE OF SECURITY]

REGISTERED                                                            REGISTERED

No. FXR

CUSIP

                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                                  POWERNOTE(SM)
                                (Name of Series)

         This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:                       INTEREST RATE:               MATURITY DATE:

ORIGINAL ISSUE DISCOUNT NOTE:              TOTAL AMOUNT OF OID:         ISSUE PRICE (expressed as a percentage
                                                                        of aggregate principal amount):
[ ] Yes  [ ] No

INTEREST PAYMENT DATES (check
one if applicable)

[ ] Monthly        [ ] Quarterly
[ ] Semi-annual    [ ] Annual

REDEMPTION DATE(S) (including any          REDEMPTION PRICE(S):
applicable regular or special record
dates):

REPAYMENT DATE(S) (including any           REPAYMENT PRICE(S):
applicable regular or special record
dates):

SURVIVORS OPTION:

[ ] Yes  [ ] No


         CATERPILLAR FINANCIAL SERVICES CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the Principal Amount stated above on the Maturity Date shown above, and to pay interest thereon from and including the Original Issue Date shown above or, in the case of a Note issued upon registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for as follows: the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business Day), commencing in the calendar month that next succeeds the month of the Original Issue Date; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month (or the next Business Day), commencing in the third succeeding calendar month following the month of the Original Issue Date; in the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month (or the next Business Day), commencing in the sixth succeeding calendar month following the month of the Original Issue Date; and in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business Day), commencing in the twelfth succeeding calendar month following the month of the Original Issue Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the date fifteen days prior to such Interest Payment Date, whether or not such date shall be a Business Day; provided, however, that interest payable at the Maturity Date will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payments of principal of and interest on this Note will be made in United States dollars. Payment of the principal of and interest on this Note due at Maturity in United States dollars will be made in immediately available funds, provided that this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                 CATERPILLAR FINANCIAL SERVICES
                                       CORPORATION
[SEAL]

                                       By: _____________________________________
                                                        President


                                       ATTEST:

                                       _________________________________________
                                                        Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series designated therein referred to in the within- mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,
    as Trustee

By _________________________________
          Authorized Officer

                               [BACK OF SECURITY]

                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                                  POWERNOTE(SM)
                                (Name of Series)


         This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture dated as of April 15, 1985, as supplemented from time to time (herein called the "Indenture"), between the Company and U.S. Bank Trust National Association, as successor Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof. The Notes of this series may bear different dates, mature at different times and bear interest at different rates. The Notes of this series may be issued from time to time in an aggregate principal amount of up to $500,000,000 (including in such amount the offering price of any such Notes sold at a discount), which amount may be increased if duly authorized by the Company.

         Interest payments for this Note will include interest accrued from and including the last date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or provided for) to but excluding the Interest Payment Dates or the Maturity Date, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

         Unless one or more Redemption Dates is specified on the face hereof, this Note shall not be redeemable at the option of the Company before the Maturity Date specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) is so specified, this Note is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the Holder of this Note, or one or more predecessor Notes, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Note that remains outstanding after such redemption is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof (an "Authorized Denomination").

         Unless one or more Repayment Dates is specified on the face hereof, this Note shall not be repayable at the option of the Holder on any date prior to the Maturity Date specified on the face hereof, other than any applicable Survivor's Option (defined below). If one or more Repayment Dates (or ranges of Repayment Dates) is so specified, this Note is subject to repayment on any such date (or during any such range) at the option of the Holder at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Note, or one or more predecessor Notes, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. For this Note to be repaid at the option of the Holder, the Trustee must receive at the principal office of its Corporate Trust Department in The City of New York, at least 30 days but not more than 45 days prior to the Repayment Date on which this Note is to be repaid, this Note and a statement that the option to elect repayment is being exercised thereby. Exercise of the repayment option by the Holder shall be irrevocable. The repayment option with respect to this Note may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Note that remains outstanding after such repayment is an Authorized Denomination.

         If so specified on the face hereof, the holder of this Note shall have the option to elect repayment of this Note in the event of their death (the "Survivor's Option"). This paragraph and the four paragraphs following this paragraph shall apply only if the Survivor's Option is so specified. If the Survivor's Option is so specified, the Company shall, at its option, repay or purchase this Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased owner of the beneficial interest in this Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in this Note plus accrued interest to the date of such repayment (or, if this is a zero-coupon Note, at a price equal to the amortized face on the date of such repayment), subject to the following limitations. The Survivor's Option may not be exercised until twelve (12) months following the Original Issue Date. In addition, the Company may, in its sole discretion, limit the aggregate principal amount of Notes (or portions thereof) as to which exercises of the Survivor's Option shall be accepted in any calendar year (the "Annual Put Limitation") to one percent (1%) of the outstanding aggregate principal amount of the Notes as of the end of the most recent fiscal year, but not less than $1,000,000 in any such calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year, and may limit to $200,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased owner or beneficial interests in Notes with the Survivor's Option (the "Individual Put Limitation"). The Company shall not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $1,000, and in the event that the limitations described in the preceding sentence would result in the partial repayment of this Note, the principal amount of this Note remaining outstanding after repayment must be at least $1,000 (the minimum Authorized Denomination). Exercise of the Survivor's Option shall be irrevocable.

         Each Note with the Survivor's Option (or portion thereof) that is tendered pursuant to a valid exercise of the Survivor's Option shall be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been accepted pursuant to exercise of the Survivor's Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein shall be accepted in the order all such Notes (or portions thereof) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year. This Note (or any portion hereof) accepted for payment pursuant to exercise of the Survivor's Option shall be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. This Note (or any portion hereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation shall be deemed to be tendered in the following calendar year in the order in which all Notes with the Survivor's Option (or portions thereof) were originally tendered, unless any such Note (or portion thereof) is withdrawn by the Representative for the deceased owner prior to its repayment. In the event that this Note (or any portion hereof) tendered for repayment pursuant to the valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the holder hereof at its last known address as indicated in the Register, that states the reason this Note (or portion hereof) has not been accepted for payment.

         Subject to the foregoing, in order for a Survivor's Option to be validly exercised with respect to this Note (or portion hereof), the Trustee must receive from the Representative of the deceased owner (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of this Note (or portion to be repaid hereof), (iii) appropriate evidence satisfactory to the Trustee that (A) the Representative has authority to act on behalf of the deceased beneficial owner, (B) the death of such beneficial owner has occurred and (C) the deceased was the owner of a beneficial interest in this Note at the time of death, (iv) if applicable, a properly executed assignment or endorsement, and (v) if the beneficial interest in this Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in this Note. Subject to the Company's right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option, shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties. The Trustee will disburse payments it receives pursuant to exercise of the Survivor's Option on the Interest Payment Date following the first Regular Record Date upon which the Trustee shall have received the documents described in clauses (i) through (v) of this paragraph.

         The death of a person owning this Note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of this Note, and the entire principal amount of this Note so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning this Note by tenancy in common shall be deemed the death of a holder of this Note only with respect to the deceased holder's interest in this Note so held by tenancy in common; except that in the event this Note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the holder of this Note, and the entire principal amount of this Note shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of this Note shall be deemed the death of the holder thereof for the purpose of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in this Note during his or her lifetime.

         For so long as this Note is a Global Note, the Depositary or its nominee shall be the holder of this Note and shall be the only entity that can exercise the Survivor's Option for the beneficial holders of this Note. To exercise the Survivor's Option with respect to this Note, the Representative must provide to the broker or other entity through which the beneficial interest in this Note is held by the deceased owner (i) the documents described in clauses (i) and (iii) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and
(ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

         In the event of redemption or repayment of this Note or the exercise of the Survivor's Option in part only, the principal amount of this Note shall be reduced.

         If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Unless otherwise specified on the face hereof, if any Original Issue Discount Note (as defined below) is redeemed by the Company or repaid at the option of the Holder, each as described above, or if the principal of any Original Issue Discount Note is declared to be due and payable immediately pursuant to this paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the aggregate principal amount of this Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, as applicable, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of redemption, repayment or declaration. Unless otherwise specified on the face hereof, an Original Issue Discount Note is a Note which has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its stated redemption price at maturity, multiplied by the number of complete years from the Original Issue Date to the Maturity Date for this Note.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed. However, the Indenture limits the Holder's right to enforce the Indenture and this Note.

         As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, the transfer of this
Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         This Note is a Global Note and shall be exchangeable for Notes registered in the names of Persons other than the Depositary with respect to this Global Note or its nominee only if (A) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (B) the Company in its discretion executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes. If this Global Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for

Notes issuable in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, registered in such names as such Depositary shall direct.

         The Notes of this series are issuable in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

         "Business Day" means (a) with respect to any Note, any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by law to close.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Notes of this series may be issued in the form of one or more Global Securities to The Depository Trust Company as depositary for the Global Securities of this series (the "Depositary") or its nominee and registered in the name of the Depositary or such nominee.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           --------------------------

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM - as tenants in common

         TEN ENT - as tenants by the entireties

         JT TEN - as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT -                 Custodian
                              -------------              ------------------
                                 (Cust)                        (Minor)

                        Under Uniform Gifts to Minors Act
                        --------------------------------
                                     (State)

Additional abbreviations may also be used though not in the above list.

                           --------------------------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

/                         /
 -------------------------   --------------------------------------


--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______

--------------------------------------------------------------------------------
attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
       --------------                  -----------------------------------------
                                       NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.